                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                              AMENDMENT NUMBER 6
                                    TO THE
                        POOLING AND SERVICING AGREEMENT

     THIS AMENDMENT NUMBER 6 TO THE POOLING AND SERVICING AGREEMENT, dated as of October 13, 2000 (this "Amendment"), is between CAPITAL ONE BANK, a Virginia banking corporation, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated as of September 30, 1993, between the Seller, the Servicer and the Trustee (as amended, supplemented and in effect on the date hereof, the "Pooling and Servicing Agreement").

                                   RECITALS

     WHEREAS, Capital One Bank wishes to amend certain provisions of the Pooling and Servicing Agreement as provided herein in accordance with Section 13.01(a) of the Pooling and Servicing Agreement.

     NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Pooling and Servicing Agreement.

     SECTION 2. Amendment of Section 2.01. Section 2.01 of the Pooling and Servicing Agreement shall be amended by deleting the fourth paragraph thereof in its entirety and replacing it with the following:

     The parties hereto intend that each transfer of Receivables, any Funds Collateral, and other property pursuant to the Agreement or any Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If, and to the extent that, notwithstanding such intent the transfer pursuant to this
Section 2.01 is not deemed to be a sale, the Seller shall be deemed hereunder to have granted and does hereby grant to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under all of the Trust Assets, and this Agreement constitutes a security agreement under the UCC.

     SECTION 3. Amendment of Exhibit B. Exhibit B of the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the Exhibit B attached hereto.

     SECTION 4. Effectiveness. The amendments provided for by this Amendment shall become effective on the date that each of the following events occur:

     (a) The Seller shall have delivered to each provider of Series Enhancement an Officer's Certificate of the Seller stating that the Seller reasonably believes that the execution and delivery of this Amendment will not, based on the facts known to such officer at such time, have a material adverse effect on the interests of any such provider of Series Enhancement.

     (b) The Seller shall have received from each Rating Agency written confirmation that the execution and delivery of this Amendment will not have a Ratings Effect and shall have delivered copies of each such confirmation to the Servicer and the Trustee.

     (c) The Servicer shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel as to the matters specified in Exhibit H-1 to the Pooling and Servicing Agreement with respect to this Amendment.

     (d) Each of the parties hereto shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

     (e) Each requirement of any Series Enhancement agreement applicable to an amendment of the Pooling and Servicing Agreement shall have been satisfied.

     SECTION 5. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

     SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

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PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Pooling and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       CAPITAL ONE BANK,
                                       Seller and Servicer

                                       By: /s/ Thomas Feil
                                          -------------------------------
                                            Name:  Thomas Feil
                                            Title: Director of Securitization

                                       THE BANK OF NEW YORK,
                                       Trustee

                                       By: /s/ Scott J. Tepper
                                          -------------------------------
                                            Name: Scott J. Tepper
                                            Title: Assistant Treasurer

  [Signature Page to Amendment Number 6 to the Pooling and Servicing Agreement]

                                                                       EXHIBIT B

            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                         (As required by Section 2.08 of
                      the Pooling and Servicing Agreement)

     ASSIGNMENT No. ___ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of _______ __, 20__ (the "Assignment"), by and between CAPITAL ONE BANK, a Virginia banking corporation, as Seller and Servicer (the "Seller" and "Servicer," respectively), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                                   WITNESSETH

     WHEREAS, the Seller, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement, dated as of September 30, 1993 (as amended and supplemented from time to time, the "Agreement");

     WHEREAS, pursuant to the Agreement, the Seller wishes to designate Additional Accounts (including Secured Accounts) owned by the Seller to be included as Accounts and to convey the (i) Receivables of such Additional Accounts, whether now existing or hereafter created, and (ii), with respect to Additional Accounts that are Secured Accounts, the Funds Collateral relating to such Additional Accounts, to the Trust as part of the corpus of the Trust; and

     WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

     NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:

     1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

     "Additional Account" shall have the meaning specified in Section 2 of this Assignment.

     "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, ________ __, 20__.

     "Additional Cut-Off Date" shall mean, with respect to the Additional Accounts designated hereby, ________ __, 20__.

     2. Designation of Additional Accounts. The Seller does hereby deliver to the Trustee a computer file or a microfiche list containing a true and complete list of the Additional Accounts (including Secured Accounts) designated hereby (the "Additional Accounts") specifying for each Additional Account, as of the Additional Cut-Off Date, its account number, the collection status, the aggregate amount outstanding in such Additional Account, the aggregate amount of Principal Receivables outstanding in such Additional Account and, with respect to Additional Accounts that are Secured Accounts, the amount of money on deposit in or credited to the Deposit Account with respect to such Additional Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement. Such computer file or microfiche list is marked as Schedule 1 to this Assignment.

     3. Conveyance. (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all of its right, title and interest in, to and under the Receivables of the Additional Accounts existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, the Funds Collateral, if any, relating to such Additional Accounts, all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including "proceeds" as defined in the UCC and including Insurance Proceeds and Recoveries) thereof, and the Interchange payable pursuant to Section 2.07(i) of the Agreement. This paragraph 3(a) does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables, the Funds Collateral or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

     (b) The Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables and the Funds Collateral, if any, now existing or hereafter created in such Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary or appropriate to perfect, and maintain the perfection of, the sale and assignment of such Receivables and Funds Collateral to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

     (c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Assignment, to indicate clearly and unambiguously in its computer files and to cause the Depository to indicate in its files, if any, that Receivables created in connection with, and all Funds Collateral, if any, relating to, the Additional Accounts designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment is for the benefit of the Certificateholders.

     (d) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Assignment, to deliver to the Trustee a fully executed consent and

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

agreement, substantially in the form of Exhibit B hereto (the "Acknowledgment and Consent"), from each Depository.

     (e) The parties hereto intend that the transfer of Receivables, any Funds Collateral, and other property pursuant to this Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If, and to the extent that, notwithstanding such intent the transfer pursuant to this Assignment is not deemed to be a sale, the Seller shall be deemed hereunder to have granted and does hereby grant to the Trustee a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables of the Additional Accounts existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, the Funds Collateral, if any, relating to the Additional Accounts, all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including "proceeds" as defined in the UCC and including Insurance Proceeds and Recoveries) thereof and the Interchange payable pursuant to Section 2.07(i) of the Agreement. This Assignment constitutes a security agreement under the UCC.

     (f) The Seller hereby appoints the Trustee as its attorney-in-fact with full authority in the place and stead of the Seller and in the name of the Seller or otherwise from time to time in the Trustee's discretion to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Assignment, including, without limitation, to ask, demand, collect, sue for, recover, compromise, receive and give acquittances and receipts for moneys due and to become due under or in connection with the Funds Collateral, receive, endorse and collect all drafts or other instruments and documents made payable to the Seller in connection therewith or representing any payment, dividend or other distribution in respect of the Funds Collateral or any part thereof and to give full discharge for the same and the Trustee may as such attorney-in-fact, file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or desirable for the collection thereon or to enforce compliance with the terms and conditions of this Assignment and the Agreement.

     4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3 of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Trustee the computer file or microfiche list described in
Section 2 of this Assignment.

     5. Withdrawal of Funds from the Deposit Account. (a) Acting in accordance with its customary and usual servicing procedures for servicing Secured Accounts and in accordance with the Lending Guidelines, the Servicer shall, upon withdrawing funds from a Deposit Account, apply an amount up to the aggregate amount of Principal Receivables outstanding in the Additional Account for which such amounts are being withdrawn, plus any Finance Charge Receivables related to such Additional Account and deposit such amount into the Collection Account for treatment as Collections of Principal Receivables and Finance Charge Receivables, respectively. Any proceeds of the Funds Collateral received by the Seller shall be held in trust by the Seller for and as the Trustee's property and shall not be commingled with the Seller's other funds or properties.

     (b) The Seller shall, at its own cost and expense, maintain satisfactory and complete records of the Funds Collateral, including, without limitation, a record of all deposits made by or on behalf of each Obligor into the Deposit Account, all credits granted and debits made with respect to such Obligor's interest in the Deposit Account, and all other dealings with the Deposit Account. The Seller will deliver and turn over to the Trustee or to its representatives at any time on demand of the Trustee the Deposit Documents.

     6. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date, that:

          (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of a state banking association (or a national banking association, as the case may be), and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (b) Eligibility of Accounts. Each Additional Account designated hereby is an Eligible Account.

          (c) No Lien. Each Receivable created in connection with, and all Funds Collateral relating to, the Additional Accounts have been transferred to the Trust free and clear of any Lien other than (i) Liens permitted under subsection 2.07(b) of the Agreement, (ii) any tax or governmental lien or other nonconsensual lien and (iii) with respect to Funds Collateral, Liens granted in favor of the Seller by an Obligor.

          (d) Classification. The Receivables created in connection with the Additional Accounts (together with the Seller's interest in the related Funds Collateral) constitute "accounts" or "general intangibles" under and as defined in Article 9 of the UCC;

          (e) Federal Deposit Insurance. Each Obligor of a Secured Account holds a beneficial ownership interest in the Funds sufficient to afford such Obligor separate federal deposit insurance with respect to the portion of the Deposit Account attributable to such Obligor.

          (f) Insolvency. As of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller has occurred and the transfer by the Seller of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof.

          (g) Pay Out Event. The Seller reasonably believes that the addition of the Receivables arising in the Additional Accounts will not, based on the facts known to the

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

     Seller, cause a Pay Out Event or any event that, after giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series.

          (h) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trustee of all right, title and interest of the Seller in the Receivables now existing or hereafter created in the Additional Accounts and the Funds Collateral, if any, relating to the Additional Accounts, all moneys due or to become due and all amounts received with respect thereto and the proceeds (including "proceeds" as defined in the UCC as in effect in the Commonwealth of Virginia and including Insurance Proceeds and Recoveries) thereof, and the Interchange payable pursuant to Section 2.07(i) of the Agreement or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a security interest in such property to the Trustee, which, in the case of existing Receivables, Funds Collateral, and the proceeds thereof is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables and the Funds Collateral hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables and Funds Collateral hereafter created and the proceeds thereof, upon the creation thereof, the Trustee shall have a first priority perfected security or ownership interest in the Seller's rights in such property and proceeds.

          (i) No Conflict. The execution and delivery by the Seller of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Seller, will not conflict with or violate the articles of incorporation or bylaws of the Seller or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

          (j) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment.

          (k) All Consents. All authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained by the Seller in connection with the execution and delivery of this Assignment by the Seller and the performance of the transactions contemplated by this Assignment by the Seller, have been obtained.

          (l) No Material Adverse Effect. None of the terms of this Assignment, including the addition to the Trust of the Receivables created in connection with, and the

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

     Funds Collateral relating to, the Additional Accounts, will have a material adverse effect on the interests of the Certificateholders.

     7. Covenants of the Seller. The Seller hereby covenants and agrees with the Trustee, on behalf of the Trust, as follows:

          (a) Transfers, Liens, Etc. Except for the conveyances hereunder, and except as otherwise provided under the Agreement, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien upon or with respect to any Receivable created in connection with, or the Funds Collateral relating to, the Additional Accounts, whether now existing or hereafter created.

          (b) Notice of Liens. The Seller shall notify the Trustee and each Series Enhancer entitled to such notice pursuant to the relevant Supplement promptly after becoming aware of any Lien on any Receivable created in connection with, or on the Funds Collateral relating to, the Additional Accounts, other than (i) the conveyances hereunder, (ii) Liens permitted under Section 2.07(b) of the Agreement, (iii) any tax or governmental lien or other nonconsensual lien or (iv) with respect to Funds Collateral, Liens granted in favor of the Seller by an Obligor.

          (c) Federal Deposit Insurance. The Seller will maintain or cause to be maintained records regarding each Obligor's beneficial ownership interest in the Funds sufficient to afford such Obligor separate federal deposit insurance with respect to the portion of the Deposit Account attributable to such Obligor.

          (d) Location of Deposit Account. The Seller shall not move the location of any Deposit Account without the prior written consent of Moody's, Standard & Poor's and Fitch.

          (e) Servicer Default. If the Servicer is the Depository, the Seller shall, upon the occurrence of a Servicer Default, immediately move the location of the Deposit Account to an Eligible Institution.

     8. Covenant of Servicer. The Servicer hereby covenants and agrees with the Trustee, on behalf of the Trust, that it will take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the Certificateholders in the Receivables created in connection with, or the Funds Collateral relating to, the Additional Accounts.

     9. Reassignment of Receivables and Funds Collateral.

          (a) The parties hereto hereby agree that any reassignment or assignment of Receivables to the Seller or the Servicer required pursuant to Section 2.05, 2.06 or 3.03 of the Agreement shall include such Receivables and the Funds Collateral, if any, related to such Receivables.

          (b) In the event any representation or warranty of the Seller contained in Section 6(c), (d) or (e) hereof is not true and correct in any material respect as of the date

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

     hereof or the date specified therein (individually or together with any other breach or breaches then existing) and such breach has a material adverse effect on the Certificateholders' Interests of all Series in any Receivables or related Funds Collateral, if any, transferred to the Trust (which determination shall be made without regard to the availability of funds under any Series Enhancement) and remains uncured for 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Seller or receipt by the Seller of notice thereof given by the Trustee, then the remedy provided under Section 2.05 of the Agreement (including the proviso thereto) shall apply with respect to each of the Receivables and the related Funds Collateral, if any, transferred to the Trust pursuant to this Assignment as if set forth herein.

          (c) In the event any representation or warranty of the Seller contained in Section 6(h) hereof is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interests of all Series in the Receivables or the related Funds Collateral, if any, then the remedy provided under Section
     2.06 of the Agreement (including the proviso thereto) shall apply with respect to each of the Receivables and the related Funds Collateral, if any, transferred to the Trust pursuant to this Assignment as if set forth herein.

     10. Ratification of Agreement. As amended and supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

     11. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

     12. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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

     IN WITNESS WHEREOF, the Seller and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                                             CAPITAL ONE BANK,
                                               as Seller

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             THE BANK OF NEW YORK,
                                             as Trustee


                                             By
                                               ---------------------------------
                                               Name:
                                               Title: